Exhibit 23

INDEPENDENT AUDITORS’ CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Shareholders of Lone Star Technologies, Inc. and subsidiaries
Dallas, Texas:

We consent to the incorporation by reference in the Registration Statement Nos. 333-41130 and 333-100579 of Lone Star Technologies, Inc. on Form S-3 and Registration Statement Nos. 33-64805, 333-38458, 333-46310, 333-46312, and 333-106410 on Form S-8 of our report dated March 12, 2004, relating to the consolidated financial statements of Lone Star Technologies, Inc. and subsidiaries as of and for the year ended December 31, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs concerning the application of procedures relating to certain disclosures and reclassification of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassification), appearing in this Annual Report on Form 10-K of Lone Star Technologies, Inc. for the year ended December 31, 2003.

Our audits of the financial statements referred to in our aforementioned report also included the 2003 and 2002 financial statement schedules of Lone Star Technologies, Inc., listed in Item 8 of Form 10-K.  These financial statement schedules are the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audit.  In our opinion, such 2003 and 2002 financial statement schedules, when considered in relation to the 2003 and 2002 basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. The financial statement schedule for the year ended December 31, 2001 was audited by other auditors who have ceased operations.  Those auditors expressed an opinion, in their report dated January 22, 2002, that such 2001 financial statement schedule, when considered in relation to the 2001 basic financial statements taken as a whole (prior to the disclosures and reclassifications referred to above), presented fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP
Dallas, Texas

March 12, 2004